FINANCING STATEMENT                                     Identifying File No.____

ALL INFORMATION MUST BE TYPEWRITTEN OR PRINTED IN INK.
                                                      SIGNATURES MUST BE IN INK.

If transaction or transactions wholly or partially subject to recordation tax indicate amount of taxable debt here. $__________ .

This financing statement dated 6/10/97 is presented to a filing officer for filing pursuant to Uniform Commercial Code.

1.   DEBTOR

     Name              Central Life and Casualty Company, Limited
         ----------------------------------------------------------------------
     Address    11460 Cronridge Drive, Suite 120, Owings Mills, Maryland  21117
              -----------------------------------------------------------------

2.   SECURED PARTY

     Name              The Chase Manhattan Bank
         ----------------------------------------------------------------------
     Address           200 Jericho Quadrangle, Jericho, NY   11753
             ------------------------------------------------------------------
             Person and Address to whom Statement is to be Returned if Different from above.

3.   Maturity date of obligation (if any)      5/31/2002
                                         --------------------------------------
4.   This financing statement covers the following types (or items) of property:
     (List)

     All present and future accounts, contract rights, instruments, documents, and chattel paper, all returned and repossessed goods relating thereto, all proceeds thereof, and all books, records, and other property relating to any of the foregoing.



                         CHECK |X| THE LINES WHICH APPLY

5. |_| (If collateral is crops) The above described crops are growing or are to be grown on: (describe estate)


     |_| (If collateral is goods which are or are to become fixtures) The above described goods are affixed or to be affixed to: (describe real estate)

     |_| (Proceeds of collateral are also covered)

     |_| (Products of collateral are also covered)


/s/Kenneth L. Blum,Jr. - President
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(Signature of Debtor)

Central Life and Casualty Company, Limited
------------------------------------------
Type of Print Above Name on Above Line

                                               Signature Illegible - VP
--------------------------------------       -----------------------------------
(Signature of Debtor)                           (Signature of Secured Party)


                                                The Chase Manhattan Bank
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Type or Print Above Signature on Above Line     Type or Print Above Signature on
                                                Above Line